                SECURITIES AND EXCHANGE COMMISSION

                     Washington, D.C.  20549


                             FORM 8-K

                          CURRENT REPORT

              Pursuant to Section 13 or 15(d) of the
                 Securities Exchange Act of 1934


Date of Report (Date of earliest event reported) October 11, 1996

                 Brauvin High Yield Fund L.P. II
      (Exact name of registrant as specified in its charter)


       Delaware                  0-17556            36-3580153
(State of or other            (Commission         (IRS Employer
jurisdiction of               File Number)        Identification
incorporation)                                           Number)


150 South Wacker Drive, Suite 3200, Chicago, Illinois       60606
(Address of principal executive offices)               (Zip Code)


Registrant's telephone number, including area code  (312) 443-0922


(Former name or former address, if changed since last report)

Item 5.   Other Events.

     At the adjournment of the Special Meeting of Brauvin High Yield Fund L.P. II (the "Partnership") held on October 11, 1996 at 6:15 p.m., the Partnership reported that said Special Meeting would be further adjourned until Monday, October 21, 1996 at 9:30 a.m. due to pending legal actions.

                                SIGNATURES



     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                BRAUVIN HIGH YIELD FUND L.P. II
                                (Registrant)



DATE:  October 18, 1996         By:   /s/ James L. Brault

                                Name: James L. Brault
                                Title:Executive Vice President